UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2023

ALTA EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38864	83-2583782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 449-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ALTG	The New York Stock Exchange
Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share	ALTG PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events. *

On October 13, 2023, Alta Equipment Group Inc. (“Alta” or the “Company”) closed its acquisition of Burris Equipment Company ("Burris"), a privately held premier supplier of market leading construction and turf equipment with three locations in Illinois. The acquisition was completed pursuant to the agreement previously announced on September 28, 2023. The purchase price on the asset-structured acquisition is $14.0 million in cash paid at closing, subject to certain adjustments based upon Burris' net working capital at closing. Burris generated approximately $40.6 million in revenue, $1.9 million in net income, and $4.6 million in EBITDA for the trailing twelve months through July 2023. Latek Capital Corp., an investment banking specialist in the equipment industry, served as the financial advisor to Burris.

*Use of Non-GAAP Financial Measure

We disclose non-GAAP financial measure EBITDA in this press release because we believe it is a useful performance measure for investors and others that assists in an effective understanding and evaluation of the acquisition and its expected impact on our operating results in the same manner as our management when compared to our peers, without regard to financing methods or capital structure. However, this measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

We define EBITDA as net income (loss) before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization. We exclude these items from net income (loss) in arriving at EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from EBITDA are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure are not reflected in EBITDA. Our presentation of EBITDA should not be construed as an indication that results will be unaffected by the items excluded from this metric. Our computation of EBITDA may not be identical to other similarly titled measures of other companies. Burris’ financial information has not been audited by Alta or its auditors and is subject to change. For a reconciliation of the non-GAAP measure to its most comparable measure under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measure” below.

Reconciliation of Non-GAAP Financial Measure

Twelve Months Ended July 31, 2023
(amounts in millions)
Net income	$1.9
Depreciation and amortization	2.6
Interest expense	0.1
Income tax provision	—
EBITDA (1)	$4.6

(1) Represents Non-GAAP measure

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).


The information furnished under Item 8.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information included in Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA EQUIPMENT GROUP INC.

Dated: October 16, 2023	By:	/s/ Ryan Greenawalt
Name: Ryan Greenawalt
Title: Chief Executive Officer